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                                                                   EXHIBIT 10.13

                           ADVISORY SERVICES AGREEMENT

          THIS ADVISORY SERVICES AGREEMENT (this "AGREEMENT") is entered into as of _______ __, ____, by and between [NEW ENTITY TO BE FORMED BY DON EDWARDS], a Delaware limited liability company ("ADVISOR"), and First Acceptance Corporation (f/k/a Liberte Investors Inc.), a Delaware corporation (the "COMPANY"). The Company and Advisor are sometimes collectively referred to herein as the "PARTIES" and individually as a "PARTY."

          WHEREAS, Donald J. Edwards, the sole and managing member of Advisor ("EDWARDS"), has been an employee, officer, director and stockholder of the Company and, as such, possesses special knowledge, abilities and experience regarding the business of the Company;

          WHEREAS, the Company, USAH Merger Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of the Company ("MERGER SUB"), USAuto Holdings, Inc., a Delaware corporation ("USAUTO"), and the stockholders of USAuto are parties to the Agreement and Plan of Merger, dated as of December __, 2003 (the "MERGER AGREEMENT"), pursuant to which USAuto will merge with and into Merger Sub upon the terms and subject to the conditions set forth therein (the "MERGER");

          WHEREAS, upon the Merger becoming effective, Edwards' employment as an employee and officer of the Company will terminate; and

          WHEREAS, upon the Merger becoming effective, the Company desires to obtain the services of Advisor to provide the financial advisory services described herein as an independent contractor for the Company, and Advisor desires to provide such services to the Company upon the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

          1. FINANCIAL ADVISORY SERVICES. The Company hereby engages Advisor as an independent contractor to render the Advisory Services (as defined below) to the Company as hereinafter provided, and Advisor hereby accepts such engagement, for a period commencing on the Closing Date (as defined in the Merger Agreement) and, unless otherwise earlier terminated in accordance with the provisions hereof, terminating on the fourth anniversary of the Closing Date, unless extended by the mutual written consent of Advisor and the Company (the "ADVISORY PERIOD"). During the Advisory Period, Advisor shall render such reasonable financial advisory services (the "ADVISORY SERVICES") to the Company in connection with financings, mergers and acquisitions and related matters involving the Company as the Company's Chairman or Chief Executive Officer from time to time reasonably requests; provided that, the total number of hours that Advisor will be required to spend providing the Advisory Services to the Company shall not exceed 100 hours in any twelve-month period occurring during the Advisory Period. Unless

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otherwise consented to by the Company, substantially all of the financial advisory services to be rendered hereunder shall be rendered by Edwards.

          2.    COMPENSATION FOR ADVISORY SERVICES.

          (a) In consideration of the Advisory Services to be provided by Advisor as contemplated herein, during the Advisory Period, the Company shall pay to Advisor an advisory fee of $250,000 per annum (the "ADVISORY FEE"). The Advisory Fee shall be payable in advance in equal quarterly installments beginning on April 1, 2004 and then on each July 1, October 1, January 1 and April 1 thereafter during the term of this Agreement; provided that, the pro rata portion of the Advisory Fee owed to Advisor for the period beginning on the Closing Date and ending on March 31, 2004 shall be payable in advance on the Closing Date; provided, further, that any quarterly installment paid or payable hereunder shall be pro rated in the event this Agreement is terminated prior to the expiration of the four (4)-year Advisory Period contemplated hereby. In the event that the Advisory Period is terminated prior to the expiration of the four
(4)-year Advisory Period during a calendar quarter for which a quarterly installment of the Advisory Fees has been paid to Advisor, Advisor shall refund a pro rata portion of such quarterly payment based on the number of days remaining in such quarter following the effective date of the termination of the Advisory Services.

          (b) The Company shall reimburse Advisor for all reasonable expenses incurred by Advisor or any of its employees, officers, managers or members (including Edwards) in the course of performing services under this Agreement, subject to the Company's normal requirements with respect to reporting and documentation of such expenses.

          3. NO AGENCY CREATED. Advisor is providing services solely as a consultant and not as an employee of the Company. Advisor shall be responsible for the payment of all income, social security and other self-employment taxes relating to its services and the services of its employees pursuant to this Agreement. Nothing contained in this Agreement shall be construed to constitute Advisor, its agents or employees, as the agent, employee or the legal representative of the Company for any purpose. Nothing contained in this Agreement shall be construed to authorize Advisor to, nor shall Advisor without other valid authorization from the Company, hold itself as having, any right or authority to assume or create an obligation or responsibility, express or implied, on behalf of or in the name of the Company, or bind the Company in any manner.

          4.    REPRESENTATION AND WARRANTY.

          (a) Advisor represents and warrants to the Company that (i) Advisor is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary company action on the part of Advisor, (iii) upon the execution and delivery of this Agreement by the parties hereto, this Agreement will constitute the legal, valid and binding obligations of Advisor, enforceable in accordance with its terms, and (iv) the execution and delivery by Advisor of this Agreement and its performance of its obligations hereunder will not violate, contravene or conflict with any employment agreement, consulting agreement,

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confidentiality agreement, non-competition agreement or other agreement or contract to which it is a party or by which it may be bound.

          (b) The Company represents and warrants to Advisor that (i) the execution, delivery and performance of this Agreement have been duly authorized by all necessary company action on the part of the Company, and (ii) upon the execution and delivery of this Agreement by the parties hereto, this Agreement will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with its terms.

          5. CONFIDENTIAL INFORMATION. Advisor acknowledges that the information, observations and data (including trade secrets) obtained by it while performing the Advisory Services hereunder concerning the business or affairs of the Company and/or its subsidiaries ("CONFIDENTIAL INFORMATION") are the property of the Company and its subsidiaries. Therefore, Advisor agrees that it shall not disclose to any person, other than in the course of the performance of the Advisory Services, or use for its own purposes, any Confidential Information, unless and to the extent that (i) the Confidential Information becomes generally known to and available for use by the public other than as a result of Advisor's acts or omissions or (ii) such disclosure or use is authorized by the Company's Board of Directors. Advisor shall deliver to the Company at the termination of the Advisory Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any of its subsidiaries which Advisor may then possess or have under its control.

          6. INVENTIONS, PATENTS AND OTHER INTELLECTUAL PROPERTY. Advisor acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, and all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company's or any of its subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Advisor (whether alone or jointly with others) while performing the Advisory Services ("WORK PRODUCT"), belong to the Company or such subsidiary. Advisor shall promptly disclose such Work Product to the Board of Directors of the Company and, at the Company's expense, perform all actions reasonably requested by the Company's Board of Directors (whether during or after the Advisory Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          7. LIABILITY. Neither Advisor nor any of its employees, officers, managers, members, affiliates, agents or representatives (including Edwards) shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the gross negligence or intentional wrongdoing of Advisor or any of its employees, officers, managers, members, affiliates, agents or representatives (including Edwards).

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          8.    INDEMNIFICATION. The Company agrees to indemnify and hold
harmless Advisor and its employees, officers, managers, members, affiliates, agents and representatives (including Edwards) against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from or related to the performance of services hereunder, except as a result of Advisor's gross negligence or intentional wrongdoing or the gross negligence or intentional wrongdoing of any of its employees, officers, managers, members, affiliates, agents and representatives (including Edwards).

          9. TAX RETURNS. The Company and Advisor shall file all tax returns and reports required to be filed by them on the basis that Advisor is an independent contractor, rather than an employee, as defined in Treasury Regulation Section 31.3121(d)-1(c)(2).

          10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of Advisor and its legal representatives and assigns; provided that in no event shall Advisor's obligations to perform future services for the Company be delegated or transferred by Advisor, nor shall Advisor assign this Agreement without the prior written consent of the Company.

          11. MODIFICATION OR WAIVER. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against whom enforcement of such amendment, modification or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Advisor in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Advisor of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

          12.   TERMINATION.

          (a) This Agreement may be terminated by the Company (i) if Advisor (including, but not limited to, Edwards) (A) without reasonable cause, refuses to attend to the performance of the Advisory Services, (B) is unable properly to perform the Advisory Services through illness or any other cause for a period or periods exceeding three months in any calendar year or for any period of three consecutive calendar months, or (C) do any act or fail to do any act which results in an indictment for or conviction of a felony or similarly serious offense; or (ii) upon the written agreement of Advisor.

          (b) This Agreement may be terminated by Advisor (i) upon the written agreement of the Company; or (ii) if the Company is in material breach of its obligations hereunder.

          13. GOVERNING LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in

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accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          14. SEVERABILITY. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

          15. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

          16. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or upon confirmation of receipt if delivered by telecopy or facsimile (but only if a copy of such telecopy or facsimile is delivered to the recipient by a recognized next-day courier service), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as have been previously designated in writing to the party sending such notice by the party to receive such notice:

         THE COMPANY:

         First Acceptance Corporation
         3813 Green Hills Village Drive Nashville,
         Tennessee 37215 Fax:  (615) 844-2898
         Attention:  Stephen J. Harrison

         ADVISOR:

         [_________]
         676 North Michigan Avenue, Suite 3300
         Chicago, Illinois 60611
         Fax: (312) 327-4525

          17. CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

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          18.   COUNTERPARTS. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same instrument.

          19. TAX DISCLOSURES. Notwithstanding anything herein to the contrary, the Company and Advisor and each other party to the transaction contemplated hereby (and each affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information, including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction,
(ii) the identities of participants or potential participants in the transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction) or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.

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          IN WITNESS WHEREOF, the undersigned have executed this Advisory
Services Agreement as of the date first above written.

                                            FIRST ACCEPTANCE CORPORATION


                                            By:
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                                            Its:
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                                            [NAME OF ADVISOR]

                                            By:
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                                            Its:
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